Exhibit 5.1

December 5, 2025
Hormel Foods Corporation
1 Hormel Place
Austin, Minnesota 55912
Re:    Registration Statement on Form S-3 Filed by Hormel Foods Corporation
Ladies and Gentlemen:
We have acted as counsel for Hormel Foods Corporation, a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a continuous or delayed basis, by the Company of an indeterminate amount of debt securities of the Company (the “Debt Securities”), in one or more series, as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Debt Securities thereunder); (ii) a prospectus supplement describing each series of Debt Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Debt Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the organizational documents of the Company and applicable law; (iv) the Company will issue and deliver the Debt Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer and sell the Debt Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Debt Securities are offered or sold by the Company; (vi) all Debt Securities will be issued in compliance with applicable federal and state securities laws; and (vii) the Indenture (as defined below) will be governed by and construed in

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accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.
For purposes of the opinion expressed herein, we have further assumed that: (i) the Debt Securities will have been issued pursuant to an Indenture, dated as of April 1, 2011, by and between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as amended and supplemented from time to time (the “Indenture”); (ii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (iii) the Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day